Exhibit 10.14

NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT (this “Agreement”) is entered into and made effective as of April 11, 2024, by and between 1847 Holdings LLC, a Delaware limited liability company (the “Maker”), and ____________ (the “Holder”).

WHEREAS, the Maker and the Holder entered into that certain 20% OID Subordinated Note, dated as of August 11, 2023, for the original principal amount of ________ ($____) (the “Original Note”), which was amended pursuant to a Note Extension Agreement dated as of February 9, 2024 (the “First Note Extension”) pursuant to which the original principal amount of the Original Note was increased to $_______ and the Maturity Date of the Original Note was extended to April 11, 2024 (the “Amended Note”);

WHEREAS, the Maker and the Holder desire to enter into this Agreement in order to (i) extend the Maturity Date for a period of 90 days from the date of the expiry of the Maturity Date of the Amended Note, or the date of the completion of a Subsequent Financing (as is defined under the Securities Purchase Agreement, dated as of August 11, 2023), or whichever is earlier and (ii) increase the original principal amount of the Amended Note in order to provide for an additional 20% Original Issue Discount (over and above the current face value of the current Amended Note.

NOW, THEREFORE, this Agreement herby amends the Amended Note (i) to extend the Maturity Date as stated below, and (ii) increase the Original Issue Discount of the Amended Note and the Original Principal Amount of the Amended Note , each as indicated below, as consideration for the extension of the Maturity Date. This Agreement supersedes and merges all prior and contemporaneous promises, representations, and agreements with respect to amendments to the Amended Note. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, including any future holder of Amended Note. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflict of laws principles.

Holder:

New Original Principal Amount: $

New Maturity Date: July 10, 2024

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

MAKER

1847 Holdings LLC,
a Delaware limited liability company

By:
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

HOLDER

By:
Name: